Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

5.875% SENIOR SECURED NOTES DUE 2032

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 9, 2024, among RYAN SPECIALTY, LLC, a Delaware limited liability company (the “Company” or the “Issuer”), THE GUARANTORS party hereto from time to time (the “Guarantors”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”) and as notes collateral agent (in such capacity, the “Notes Collateral Agent”).

W I T N E S S E T H :

WHEREAS, the Company, the guarantors party thereto, the Trustee and the Notes Collateral Agent have heretofore executed and delivered an Indenture, dated as of September 19, 2024 (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”), providing for the initial issuance of an aggregate principal amount of $600,000,000 of 5.875% Senior Secured Notes due 2032 of the Company (the “Initial Notes”);

WHEREAS, the issuance and delivery of an additional aggregate principal amount of $600,000,000 of 5.875% Senior Secured Notes due 2032 of the Company (the “Additional Notes”) have been authorized by resolutions adopted by the Board of Directors of the Company;

WHEREAS, the Additional Notes shall be Additional Notes as provided by Section 2.1 of the Indenture;

WHEREAS, the Company and the Guarantors have complied with all applicable conditions precedent provided for in the Indenture related to the issuance of the Additional Notes;

WHEREAS, the Initial Notes and the Additional Notes will be treated as a single class of Notes for all purposes under the Indenture (including, without limitation, waivers, amendments, redemptions and offers to purchase); and

WHEREAS, the Company and the Guarantors have requested that the Trustee execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

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ARTICLE 1

Definitions

Section 1.1 Defined Terms.

As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2

Terms of the Additional Notes; Form of the Additional Notes

Section 2.1 Terms of the Additional Notes.

(a)	The aggregate principal amount of the Additional Notes that may be authenticated and delivered under the Indenture, as amended hereby, on the date hereof shall be $600,000,000.

(b)	The Additional Notes shall be issuable at an issue price of 99.500% of the principal amount thereof plus accrued interest from September 19, 2024 to, but excluding, December 9, 2024.

(c)	The Additional Notes shall be Restricted Notes.

(d)	The Additional Notes shall be issuable in whole or in part in the form of one or more Global Securities. The depositary for such Global Securities shall be The Depository Trust Company.

(e)	The Additional Notes shall have the other terms set forth in the form of global security attached hereto as Exhibit A.

(f)	The Additional Notes shall be considered Additional Notes issued pursuant to Section 2.1 of the Indenture.

Section 2.2 Forms of the Additional Notes. The Additional Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Additional Notes that are Rule 144A Notes shall be issued in the form of a Rule 144A Global Note and shall have the same CUSIP and ISIN numbers as the Initial Notes that are held in the form of a Rule 144A Global Note and the Additional Notes that are Regulation S Notes shall be issued initially in the form of a Temporary Regulation S Global Note and shall have the CUSIP and ISIN numbers listed on such Temporary Regulation S Global Note and following the termination of the Restricted Period, such Temporary Regulation S Global Note shall be exchanged for a Permanent Regulation S Global Note in accordance with the terms of the Base Indenture, and shall have the same CUSIP and ISIN numbers as the Initial Notes that are held in the form of a Regulation S Global Note. The Additional Notes shall be executed on behalf of the Company by an Officer and authenticated by the Trustee pursuant to Section 2.2 of the Indenture.

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ARTICLE 3

Miscellaneous

Section 3.1 Notices. All notices and other communications required by this Supplemental Indenture shall be given as provided in the Indenture.

Section 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Base Indenture or any provision herein or therein contained.

Section 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.4 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.5 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.6 Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.7 Execution and Delivery. Each Guaranteeing Entity agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee.

Section 3.8 Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed all as of the date and year first written above.

RYAN SPECIALTY, LLC

By:	/s/ Noah S. Angeletti
Name: Noah S. Angeletti
Title: Senior Vice President and Treasurer

RSG GROUP PROGRAM ADMINISTRATOR, LLC

RYAN SERVICES GROUP, LLC

RSG SPECIALTY, LLC

INTERNATIONAL FACILITIES INSURANCE SERVICES, INC.

RSG UNDERWRITING MANAGERS, LLC

SMOOTH WATERS, LLC

JEM UNDERWRITING MANAGERS, LLC

CONCORD SPECIALTY RISK OF CANADA, LLC

RYAN SPECIALTY LATIN AMERICA, LLC

ACCURISK HOLDINGS LLC

ACCURISK SOLUTIONS LLC

CASE MANAGEMENT SPECIALISTS, LLC

MATRIX RISK MANAGEMENT SERVICES, LLC

US ASSURE INSURANCE SERVICES OF FLORIDA, LLC

US ASSURE, LLC

By:	/s/ Noah S. Angeletti
Name:Noah S. Angeletti
Title:Senior Vice President and Treasurer

RSG PLATFORM, LLC STETSON INSURANCE FUNDING, LLC

By:	/s/ Noah S. Angeletti
Name: Noah S. Angeletti
Title: Treasurer

RYAN TRANSACTIONAL RISK, A SERIES OF RSG UNDERWRITING MANAGERS, LLC

RYAN FINANCIAL LINES, A SERIES OF RSG UNDERWRITING MANAGERS, LLC

TECHNICAL RISK UNDERWRITERS, A SERIES OF RSG UNDERWRITING MANAGERS, LLC

LIFE SCIENCE RISK, A SERIES OF RSG UNDERWRITING MANAGERS, LLC

SAPPHIRE BLUE, A SERIES OF RSG UNDERWRITING MANAGERS, LLC

POWER ENERGY RISK, A SERIES OF RSG UNDERWRITING MANAGERS, LLC

WKFC UNDERWRITING MANAGERS, A SERIES OF RSG UNDERWRITING MANAGERS, LLC

CORRISK SOLUTIONS, A SERIES OF RSG UNDERWRITING MANAGERS, LLC

RYAN SPECIALTY TRANSACTIONAL RISKS US, A SERIES OF RSG UNDERWRITING MANAGERS, LLC

VERDANT UNDERWRITING MANAGERS, A SERIES OF RSG UNDERWRITING MANAGERS, LLC

RYAN SPECIALTY TRANSPORTATION UNDERWRITING MANAGERS, A SERIES OF RSG UNDERWRITING MANAGERS, LLC

By:	/s/ Noah S. Angeletti
Name: Noah S. Angeletti
Title: Senior Vice President and Treasurer

RYAN RE UNDERWRITING MANAGERS, LLC

RYAN ALTERNATIVE RISK, A SERIES OF RSG SPECIALTY, LLC

TRIDENT MARINE MANAGERS, A SERIES OF RSG SPECIALTY, LLC

IRWIN SIEGEL AGENCY, A SERIES OF RSG SPECIALTY, LLC

EMERALD UNDERWRITING MANAGERS, A SERIES OF RSG UNDERWRITING MANAGERS, LLC

GLOBAL SPECIAL RISKS, A SERIES OF RSG SPECIALTY, LLC

RYAN SPECIALTY BENEFITS, A SERIES OF RSG SPECIALTY, LLC

SUITELIFE UNDERWRITING MANAGERS, A SERIES OF RSG SPECIALTY, LLC

By:	/s/ Noah S. Angeletti
Name:Noah S. Angeletti
Title:Senior Vice President and Treasurer

KRP MANAGERS, LLC

By:	/s/ Andrew Lewis
Name:Andrew Lewis
Title:President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and as Notes Collateral Agent

By:	/s/ Wally Jones
Name: Wally Jones
Title: Vice President

EXHIBIT A

[FORM OF FACE OF GLOBAL RESTRICTED NOTE]

[Applicable Restricted Notes Legend]

[Global Note Legend, if applicable]

[Temporary Regulation S Legend, if applicable]

No. [___]	Principal Amount $ [as revised by the Schedule of Increases and Decreases in Global Note attached hereto][1]
CUSIP NO.[2] _________________________
ISIN NO.[3] _________________________

RYAN SPECIALTY, LLC

5.875% Senior Secured Notes due 2032

Ryan Specialty, LLC, a Delaware corporation (the “Issuer”), promises to pay to [Cede & Co.],4 or its registered assigns, the principal sum of $     U.S. dollars, [as revised by the Schedule of Increases and Decreases in Global Note attached hereto],5 on August 1, 2032.

Interest Payment Dates: February 1 and August 1, commencing on February 1, 2025

Record Dates: January 15 and July 15

Additional provisions of this Note are set forth on the other side of this Note.

[1]	Insert in Global Notes only.
[2]	For 144A Global Notes, the CUSIP is 78351GAA3. For Reg S Global Notes, the Temporary CUSIP is U75041AB6 and the Permanent CUSIP is U75041AA8.
[3]	For 144A Global Notes, the ISIN is US78351GAA31. For Reg S Global Notes, the Temporary ISIN is USU75041AB60 and the Permanent CUSIP is USU75041AA87.
[4]	Insert in Global Notes only.
[5]	Insert in Global Notes only.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

RYAN SPECIALTY, LLC

By:
Name:
Title:

TRUSTEE CERTIFICATE OF AUTHENTICATION

This Note is one of the 5.875% Senior Secured Notes due 2032 referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF NOTE]

RYAN SPECIALTY, LLC

5.875% SENIOR SECURED NOTES DUE 2032

Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

1. Interest

The Issuer promises to pay interest on the principal amount of this Note at 5.875% per annum from September 19, 2024 until maturity. The Issuer will pay interest semi-annually in arrears every February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be February 1, 2025. The Issuer shall pay interest on overdue principal at the rate specified herein, and it shall pay interest (including post petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest on the Notes will be computed on the basis of a 360 day year comprised of twelve 30 day months.

2. Method of Payment

By no later than 11:00 a.m (New York City time) on the date on which any principal of, premium, if any, or interest, on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, interest when due. Interest on any Note which is payable, and is timely paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the preceding January 15 and July 15 at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3 of the Indenture. The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of Paying Agent or Registrar designated by the Issuer maintained for such purpose (which shall initially be the office of the Trustee maintained for such purpose), or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 2.3 of the Indenture; provided that, at the option of the Paying Agent, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Notes Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the third to the last sentence of this paragraph. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository. Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Notes represented by Definitive Notes will be made in accordance with the Notes Register, or by wire transfer to a Dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). If an Interest Payment Date or a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

3. Paying Agent and Registrar

The Issuer initially appoints U.S. Bank Trust Company, National Association (the “Trustee”) as Registrar and Paying Agent for the Notes. The Issuer may change any Registrar or Paying Agent without prior notice to the Holders. The Issuer or any Guarantor may act as Paying Agent, Registrar or transfer agent.

4. Indenture

The Issuer issued the Notes under an Indenture dated as of September 19, 2024, among the Issuer, the Guarantors named therein and from time to time party thereto, the Trustee and the Notes Collateral Agent (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture, dated as of December 2, 2024, among the Issuer, the Guarantors named therein and from time to time party thereto, the Trustee and the Notes Collateral Agent (the “Supplemental Indenture”, and the Base Indenture as supplemented by the First Supplemental Indenture and as may be further amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”). The terms of the Notes include those stated in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of those terms. In the event of a conflict between the terms of the Notes and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are senior secured obligations of the Issuer. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is unlimited. This Note is an Additional Note under the Indenture and the Company shall be entitled to issue further Additional Notes as provided in Section 2.1(a) of the Indenture. The Initial Notes and the Additional Notes, to the maximum extent possible, shall be considered collectively as a single class for all purposes of the Indenture; provided that the Additional Notes will not be issued with the same CUSIP as the existing Notes unless such Additional Notes are fungible with the existing Notes for U.S. federal income tax purposes or if the Company otherwise determines that any Additional Notes should be differentiated from the Initial Notes. The Additional Notes can be issued without the consent of any Holder, subject to compliance with any covenants set forth in the Indenture. The Indenture imposes certain limitations on the incurrence of indebtedness, the making of restricted payments, the sale of assets, the incurrence of certain liens, the making of payments for consents, permitted activities of the Issuer, the entering into of agreements that restrict distribution from restricted subsidiaries and the consummation of mergers and consolidations. The Indenture also imposes requirements with respect to the provision of financial information and the provision of guarantees of the Notes by certain subsidiaries.

5. Guarantees

From and after the Issue Date, to guarantee the due and punctual payment of the principal, premium, if any, interest (including post-filing or post-petition interest in any proceeding under Bankruptcy Law) on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, each Guarantor will unconditionally guarantee (and future guarantors, jointly and severally with the Guarantors, will fully and unconditionally Guarantee) such obligations on a senior secured basis pursuant to the terms of the Indenture.

6. Redemption

(a) At any time prior to August 1, 2027, the Company may redeem the Notes in whole or in part, at its option, upon not less than 10 nor more than 60 days’ prior notice, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Notes Register, at a redemption price (expressed as a percentage of the principal amount of the Notes to be redeemed) equal to 100.000% plus the relevant Applicable Premium as of, and accrued and unpaid interest, if any, to but excluding the date of redemption (the “Redemption Date”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(b) At any time and from time to time prior to August 1, 2027, the Company may on one or more occasions, upon not less than 10 nor more than 60 days’ prior notice, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Notes Register, redeem up to 40.0% of the original principal amount of Notes issued under the Indenture on the Issue Date (together with Additional Notes) at a redemption price (expressed as a percentage of the principal amount of such Notes to be redeemed) equal to 105.875%, plus accrued and unpaid interest, if any, to but excluding, the applicable Redemption Date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date, with the Net Cash Proceeds received by the Company from any Equity Offering; provided that not less than 50.0% of the original principal amount of the then-outstanding Notes initially issued under the Indenture remains outstanding immediately after the occurrence of each such redemption (including Additional Notes but excluding Notes held by the Company or any of its Restricted Subsidiaries); provided, further, that each such redemption occurs not later than 180 days after the date of closing of the related Equity Offering. The Trustee shall select the Notes to be purchased in the manner described under Sections 5.1 through 5.5 of the Indenture.

(c) Except pursuant to clauses (a) and (b) of this paragraph 6, the Notes will not be redeemable at the Company’s option prior to August 1, 2027.

(d) At any time and from time to time on or after August 1, 2027, the Company may redeem the Notes, in whole or in part, upon not less than 10 nor more than 60 days’ prior notice, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Notes Register at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth in the table below, plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on August 1 of each of the years indicated in the table below:

Year	Percentage
2027	102.938%
2028	101.469%
2029 and thereafter	100.000%

(e) Notwithstanding the foregoing, in connection with any tender offer for the Notes, including a Change of Control Offer, Asset Disposition Offer, Collateral Asset Disposition Offer or Collateral Advance Offer, if Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the

Company, or any third party making such tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party shall have the right upon not less than 10 nor more than 60 days’ prior notice, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Notes Register, given not more than 30 days following such purchase date to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder (excluding any early tender or incentive fee) in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to but not including, the date of such redemption. In determining whether the Holders of at least 90% of the aggregate principal amount of the outstanding Notes have validly tendered and not validly withdrawn such Notes in a tender offering, including a Change of Control Offer or Asset Disposition Offer, Notes owned by the Company or its Affiliates or by funds controlled or managed by any Affiliate of the Company, or any successor thereof, shall be deemed to be outstanding for purposes of such tender offer.

(f) Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

(g) Any redemption pursuant to this paragraph 6 shall be made pursuant to the provisions of Sections 5.1 through 5.5 of the Indenture.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. Repurchase Provisions

If a Change of Control occurs, each Holder will have the right to require the Issuer to repurchase from each Holder all or any part (equal to a minimum denomination of $2,000 principal amount or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest, to but excluding the date of purchase; provided that if the repurchase date is on or after the record date and on or before the corresponding interest payment date, then Holders in whose name the Notes are registered at the close of business on such record date will receive the interest due on the repurchase date, as provided in, and subject to the terms of, the Indenture.

Upon certain Asset Dispositions, the Issuer may be required to use the Excess Proceeds or Collateral Excess Proceeds from such Asset Dispositions to offer to purchase Notes and, at the Issuer’s option, certain other Indebtedness out of the Excess Proceeds or Collateral Excess Proceeds, as applicable, in accordance with the procedures set forth in Section 3.5 and in Article V of the Indenture.

8. Denominations; Transfer; Exchange

The Notes shall be issuable only in fully registered form in minimum denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any tax and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Note (A) for a period beginning (1) fifteen (15) calendar days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) fifteen (15) calendar days before an Interest Payment Date and ending on such Interest Payment Date or (B) called for redemption, except the unredeemed portion of any Note being redeemed in part.

9. Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

10. Unclaimed Money

If money for the payment of principal, premium, if any, interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person to receive such money. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment as general creditors unless an abandoned property law designates another person for payment.

11. Discharge and Defeasance

Subject to certain exceptions and conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee cash in Dollars, U.S. Government Obligations or a combination thereof for the payment of principal, premium, if any and interest on the Notes to redemption or maturity, as the case may be.

12. Amendment, Supplement, Waiver

Subject to certain exceptions contained in the Indenture, the Indenture, the Notes and the Security Documents may be amended, or a Default thereunder may be waived, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent, as applicable, may amend or supplement the Indenture, the Notes and the Security Documents as provided in the Indenture.

13. Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or certain Guarantors) occurs and is continuing, the Trustee by written notice to the Issuer or the Holders of at least 30.0% in principal amount of the outstanding Notes by written notice to the Issuer and the Trustee, may declare the principal of and accrued and unpaid interest, and any other monetary obligations on all the Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal, interest, and other monetary obligations will be due and payable immediately. If a bankruptcy, insolvency or reorganization of the Issuer or a Significant Subsidiary (or any group of Restricted Subsidiaries, that taken together as of the date of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries, would constitute a Significant Subsidiary) occurs and is continuing, the principal of and accrued and unpaid interest and any other monetary obligations on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

14. Trustee Dealings with the Issuer

Subject to certain limitations set forth in the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, Guarantors or their Affiliates with the same rights it would have if it were not Trustee. In addition, the Trustee shall be permitted to engage in transactions with the Issuer and its Affiliates and Subsidiaries.

15. No Recourse Against Others

No director, officer, employee, incorporator or shareholder of the Issuer or any of its Subsidiaries or Affiliates, as such (other than the Issuer and the Guarantors), shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

16. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

17. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

18. CUSIP and ISIN Numbers

The Issuer has caused CUSIP and ISIN numbers, if applicable, to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers, if applicable, in notices of redemption or purchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.

19. Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

20. Security

From and after the Issue Date, the Notes and the Note Guarantees will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Notes Documents. The Trustee and the Notes Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Holders of the Notes, in each case pursuant to the Notes Documents and the Intercreditor Agreement. Each Holder, by accepting this Note, consents and agrees to the terms of the Notes Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreement, each as may be in effect or may be amended from time to time in accordance with their terms and the Indenture, and authorizes and directs each of the Trustee and the Notes Collateral Agent, as applicable, to enter into the Notes Documents and the Intercreditor Agreement on the Issue Date, and to perform its obligations and exercise its rights thereunder in accordance therewith.

The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

Ryan Specialty, LLC

155 North Wacker Drive

Suite 4000

Chicago, Illinois 60606

Attention: General Counsel & Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint __________________agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

The undersigned hereby certifies that it ☐ is / ☐ is not an Affiliate of the Issuer and that, to its knowledge, the proposed transferee ☐ is / ☐ is not an Affiliate of the Issuer.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

(1)	☐ acquired for the undersigned’s own account, without transfer; or

(2)	☐ transferred to the Issuer; or

(3)	☐ transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐ transferred pursuant to an effective registration statement under the Securities Act; or

(5)	☐ transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(6)	☐ transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (5) or (6) is checked, the Issuer may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature Guarantee:	Signature

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Note purchased by the Issuer pursuant to Section 3.5 or 3.10 of the Indenture, check either box:

Section 3.5 ☐ Section 3.10 ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 3.5 or 3.10 of the Indenture, state the principal amount (must be in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof): $___________________________________ and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repurchased (in the absence of any such specification, one such Note will be issued for the portion not being repurchased): _________________.

Date: __________ Your Signature

(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:

_______________________________________________________________

(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.